Registration No. 333-4937

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                              ---------
                    POST-EFFECTIVE AMENDMENT NO. 1 TO
                              FORM S-3
                        REGISTRATION STATEMENT
                               UNDER
                      THE SECURITIES ACT OF 1933
                              ---------
                         KINARK CORPORATION
          (Exact Name of Registrant as Specified in Its Charter)
                              ---------

DELAWARE                                          71-0268502
(State or Other Jurisdiction                      (I.R.S. Employer
of Incorporation or Organization)                 Identification Number)

                              ---------
                         7060 SOUTH YALE AVENUE
                         TULSA, OKLAHOMA  74136
                              (918) 494-0964
     (Address, Including Zip Code and Telephone Number, Including
          Area Code, of Registrant's Principal Executive Offices)

                            PAUL R. CHASTAIN
                         CHIEF FINANCIAL OFFICER
                          7060 SOUTH YALE AVENUE
                          TULSA, OKLAHOMA  74136
                              (918) 494-0964
     (Name, Address, Including Zip Code, and Telephone Number, Including
                    Area Code, of Agent for Service)

                              ---------

                               COPY TO:
                         Paul A. Quiros, Esq.
               Nelson Mullins Riley & Scarborough, L.L.P.
                    1201 Peachtree Street, Suite 2200
                      Atlanta, Georgia  30361
                             (404) 817-6000
                          (404) 817-6050 (Fax)

                              ---------

                    DEREGISTRATION OF SECURITIES


     Kinark Corporation (the "Registrant") previously filed Registration Statement No. 333-4937 on Form S-3, as amended (the "Registration Statement"), covering 6,066,536 shares of its common stock, $.10 par value per share (the "Common Stock"). The offering contemplated by the Registration Statement terminated on November 8, 1996. Pursuant to the undertakings contained in Item 17 of the Registration Statement, the Registrant hereby files the Post-Effective Amendment No. 1 to deregister a total of 5,373,686 shares of its Common Stock originally registered by the Registration Statement, which remained unsold as of the termination of the offering.




                              SIGNATURES

     Pursuant to the requirements of Rule 478(a) of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on February 7, 1997.


                              KINARK CORPORATION


                              By:  /s/ Paul R. Chastain
                                   Paul R. Chastain, Vice-President,
                                   Chief Financial Officer (principal
                                   financial officer and principal
                                   accounting officer), Director and
                                   Agent for Service of Process